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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 27, 2002


                           RADNOR HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)

                                   333-19495
                            (Commission file number)

             Delaware                                           23-2674715
  (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                          Identification Number)



  Three Radnor Corporate Center, Suite 300
 100 Matsonford Road, Radnor, Pennsylvania                        19087
  (Address of principal executive offices)                       (Zip Code)



        Registrant's telephone number, including area code: 610-341-9600

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DRAFT

Item 4:   Changes in Registrant's Certifying Accountant

     On June 27, 2002 the Board of Directors of Radnor Holdings Corporation ("Radnor") decided to no longer engage Arthur Andersen LLP ("Andersen") as Radnor's independent public accountants and has engaged KPMG LLP to serve as Radnor's independent public accountants for the fiscal year ending December 27, 2002.

     Andersen's reports on Radnor's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During Radnor's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on Radnor's consolidated financial statements for such years. There were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

     Radnor has provided Andersen with a copy of the foregoing disclosure. Attached as Exhibit 16.1 is a copy of Andersen's letter, dated June 27, 2002, stating its agreement with such statements.

     During Radnor's two most recent fiscal years and through the date of this Form 8-K, Radnor did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or posed, or the type of audit opinion that might be rendered on Radnor's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

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Item 7:   Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired

          Not Applicable

     (b)  Pro Forma Financial Information

          Not Applicable

     (c)  Exhibits

          The following exhibits are filed herewith:

          Exhibit                        Document
          -------                        --------

           16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 27, 2002

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RADNOR HOLDINGS CORPORATION


Dated: June 27, 2002              By  /s/ MICHAEL V. VALENZA
                                      ----------------------------------------
                                          Michael V. Valenza
                                          Senior Vice President - Finance and
                                          Chief Financial Officer